Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573

                              Prospectus Supplement
                              Dated August 20, 1999

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:

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                                                                                   Principal Amount
                                  Selling Securityholders                        of Registered Notes
                                  -----------------------                        -------------------


AIG/National Union Fire Insurance...............................................            900,000
Alembic Inc. ...................................................................            200,000
Aloha Airlines Non-Pilots Pension Trust.........................................            180,000
Aloha Airlines Pilots Retirement Trust..........................................             95,000
Arkansas Teachers Retirement System.............................................          3,175,000
Bancroft Convertible Fund, Inc. ................................................          1,500,000
Bankers Trust Trustee for Chrysler Corp. Emp. #1 Pension Plan dated 4/1/89......          3,120,000
Baptist Health of South Florida.................................................            215,000
Boilermakers Blacksmith Pension Trust...........................................          1,475,000
Boston Museum of Fine Art.......................................................            165,000
C&H Sugar Company, Inc. ........................................................            275,000
Chase Manhattan N.A. Trustee for IBM Retirement Plan dated 12/18/45.............          4,177,000
Donaldson, Lufkin & Jenrette Securities Corp. ..................................          1,000,000
Ellsworth Convertible Growth and Income Fund, Inc. .............................          1,500,000
Engineers Joint Pension Fund....................................................            445,000
Franklin & Marshall College.....................................................            240,000
Fundamental Investors...........................................................          6,668,000
GLG Global Convertible Fund.....................................................          4,000,000
Hawaiian Airlines Employees Pension Plan--IAM...................................            155,000
Hawaiian Airlines Pension Plan for Salaried Employees...........................             40,000
Hawaiian Airlines Pilots Retirement Plan........................................            245,000
Island Holdings, Inc. ..........................................................             30,000
Island Insurance Convertible Account............................................            290,000
Kapiolani Medical Center........................................................            350,000
Nicholas-Applegate Convertible Fund.............................................            645,000
Nicholas-Applegate High-Quality Convertible.....................................             30,000
Penn Treaty Network America Insurance Company...................................            210,000
Performance GIC InterFund SA75..................................................          1,000,000
Physicians Life.................................................................            333,000
Pilgrim Convertible Fund........................................................          3,370,000
PIMCO Convertible Bond Fund.....................................................            850,000
PIMCO Total Return Fund.........................................................          5,000,000
Queens Health Plan..............................................................             65,000
Reynolds Metal Company..........................................................          1,000,000
San Diego City Retirement.......................................................          1,250,000
San Diego County Convertible....................................................          3,290,000
Southern Farm Bureau Life Insurance--FRIC.......................................          1,340,000
Starvest Combined Portfolio.....................................................          1,275,000
Starvest Managed Portfolio......................................................            230,000
State of Oregon/SAIF Corporation................................................          9,000,000
State Street Bank Custodian for 6E Pension Trust................................          1,653,000
Teachers Insurance and Annuity Association of America...........................          7,000,000
The Income Fund of America, Inc. ...............................................         17,000,000
The Midland Life Insurance Company..............................................          1,185,000
Transamerica Life Insurance and Annuity Co. ....................................         18,000,000
Transamerica Occidental Life Insurance..........................................          5,000,000
Wake Forest University..........................................................          1,090,000

Total...........................................................................        110,256,000
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